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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting part of this Registration Statement on Form S-3 of WorldCom, Inc. (Registration Statement No. 333-______) of our report dated April 9, 1998 relating to the consolidated financial statements of MCI Communications Corporation which report appears in WorldCom, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed on May 28, 1998). We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

August 6, 1998
Washington, D.C.